POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigne
director or officer of Corn Products Internationa,
Inc., a Delaware corporation the Company,
does hereby severally make, constitute and appoint
MARY ANN HYNES, Vice President, General Counsel
and Corporate Secretary
of the Company his true and lawful
attorney to execute, deliver and file, for an on his
behalf, any and all reports on Forms 3, 4 and 5
relating to beneficial ownership of securities
issued by the Company, until such date as the
undersigned ceases to be required to file such reports.
IN WITNESS WHEREOF, the undersigned has hereunto
executed this Power of Attorney this 5th day of April, 2006
James J. Hirchak
UNITED STATES OF AMERICA  )
STATE OF ILLINOIS         )
COUNTY OF WILL            )
On this 5th day of April, 2006, before me a Notary Public of the State of Illinois, United States of America, personally came, to me known, James J. Hirchak and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.
Given under my hand and official seal this 5th day of April, 2006
Notary Public
OFFICIAL SEAL
NOTARY PUBLIC STATE OF ILLINOIS
MY COMMISSION EXPIRES:03/15/10